UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 15, 2016
(Date of earliest event reported)

The Eastern Company
 (Exact name of Registrant as specified in its charter)

Connecticut	0-599	06-0330020
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		identification No.)

112 Bridge Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

(203) 729-2255
 (Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Section 7 – Regulation FD

ITEM 7.01 – Regulation FD Disclosure

On April 15, 2016, the Company issued a press release stating that it has filed with the Securities and Exchange Commission an amendment to its proxy statement relating to the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on April 27, 2016.

Item No. 2 of the proxy statement discusses a proposal to amend the certificate of incorporation of the Company in order to eliminate the classification of directors and to provide for the election of directors by the vote of a majority of the votes cast at a meeting at which a quorum is present.  A nominee will receive a majority of the votes cast at the meeting if the number of votes cast “for” the nominee is greater than the number of votes cast “against” the nominee.  The Board of Directors of the Company adopted these changes in order to improve the Company’s corporate governance and to make the Board of Directors more accountable to shareholders.

Following the issuance of the proxy statement, Institutional Shareholder Services, Inc. (“ISS”) recommended two changes to the adoption of a majority voting standard for the election of directors in order to provide greater benefits to the shareholders.  These changes include:  (a) the coupling of a director resignation policy with the majority voting standard; and (b) the carve-out of contested director elections from the majority voting standard.  Upon consideration of the recommendations made by ISS, the Board of Directors has unanimously decided to include them in its proposal.

The information included in this Item 7.01 and Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act, and shall not be incorporated by reference into any registration statement under the Securities Act except to the extent, if any, specifically identified in such registration statement as being incorporated by reference therein.

Section 9 – Financial Statements and Exhibits

ITEM 9.01 – Financial Statements and Exhibits

(d)           Exhibits

Exhibit 99.1                                Press Release dated April 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company

Date: April 15, 2016	/s/John L. Sullivan III
John L. Sullivan III Vice President and Chief Financial Officer